Exhibit 1.1

BP Midstream Partners LP

[________] Common Units

Representing Limited Partner Interests

Form of Underwriting Agreement

New York, New York

[●], 2017

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

BP Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell to you and the several other underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to [●] additional Common Units solely to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”).

It is understood and agreed to by all parties that the Partnership was formed by the Partnership’s sole general partner, BP Midstream Partners GP LLC, a Delaware limited liability company (the “General Partner”), and its sole limited partner, BP Midstream Partners Holdings LLC, a Delaware limited liability company (“BP Holdco”), to own, operate, develop and acquire pipelines and other midstream assets, as described more particularly in the Preliminary Prospectus (as defined herein).

It is further understood and agreed to by all parties hereto that as of the date hereof:

(a) BP Pipelines (North America) Inc., a Maine corporation (“BP Pipelines”), directly owns a 100% membership interest in BP Holdco, BP Two Pipeline Company LLC, a Delaware limited liability company (“BP2”), BP River Rouge Pipeline Company LLC, a Delaware limited liability company (“River Rouge”), and BP D-B Pipeline Company LLC, a Delaware limited liability company (“Diamondback”), and a 99.0% membership interest in Mardi Gras Transportation System Company LLC, a Delaware limited liability company (“Mardi Gras”);

(b) BP Holdco directly owns a 100% membership interest in the General Partner;

(c) BP Holdco and the General Partner directly own a 100% limited partner interest and a non-economic general partner interest, respectively, in the Partnership;

(d) BP Pipelines [directly] owns a 28.5% membership interest in Mars Oil Pipeline Company LLC, a Delaware limited liability company (“Mars”); and

(e) Mardi Gras directly owns a 65.0% membership interest in Endymion Oil Pipeline Company, LLC, a Delaware limited liability company (“Endymion”), a 56.0% membership interest in Caesar Oil Pipeline Company, LLC, a Delaware limited liability company (“Caesar”), a 65.0% membership interest in Proteus Oil Pipeline Company, LLC, a Delaware limited liability company (“Proteus”), and a 53.0% membership interest in Cleopatra Gas Gathering Company, LLC, a Delaware limited liability company (“Cleopatra”).

Immediately prior to the Closing Date (as defined herein):

(a)	BP Pipelines, BP Holdco, the General Partner and the Partnership will enter into a Contribution Agreement, substantially in the form filed as an exhibit to the Registration Statement (as defined herein) (the “Contribution Agreement”) pursuant to which:

i.	BP Pipelines will contribute its 100% membership interest in BP2 to BP Holdco, and BP Holdco will contribute its 100% membership interest in BP2 to the Partnership;

ii.	BP Pipelines will contribute its 100% membership interest in River Rouge to BP Holdco, and BP Holdco will contribute its 100% membership interest in River Rouge to the Partnership;

iii.	BP Pipelines will contribute its 100% membership interest in Diamondback to BP Holdco, and BP Holdco will contribute its 100% membership interest in Diamondback to the Partnership;

iv.	BP Pipelines will contribute its 28.5% membership interest in Mars to BP Holdco, and BP Holdco will contribute its 28.5% membership interest in Mars to the Partnership; and

v.	BP Pipelines will contribute a 20.0% managing membership interest in Mardi Gras to BP Holdco, and BP Holdco will contribute its 20.0% managing membership interest in Mardi Gras to the Partnership;

(b)	The Partnership will issue (i) [●] Common Units and (ii) [●] subordinated units representing limited partner interests (the “Subordinated Units”), such Common Units and Subordinated Units together (collectively, the “Sponsor Units”) representing an aggregate [●]% limited partner interest in the Partnership, to BP Holdco;

(c)	The Partnership will issue all of its Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)) to the General Partner;

(d)	The Partnership will issue [●] Common Units to the public in the offering contemplated by this Agreement, representing a [●]% limited partner interest in the Partnership, and will apply the net proceeds as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus (as defined herein);

(e)	The Partnership will enter into a revolving credit facility with North America Funding Company with $600,000,000 in available capacity, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”);

(f)	BP Pipelines, the Partnership, the General Partner and BP America Inc., a Delaware corporation, will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”);

(g)	The Partnership will amend and restate its partnership agreement, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “Partnership Agreement”); and

(h)	The General Partner will amend and restate its limited liability company agreement, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “GP LLC Agreement”).

The transactions contemplated in subsections (a) through (h) above (including the transactions to be consummated pursuant to the Contribution Agreement) are collectively referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, the Credit Agreement, and the Omnibus Agreement.

The “BP Parties” shall mean BP Pipelines, BP Holdco, the General Partner, and the Partnership. The “Operating Subsidiaries” shall mean BP2, River Rouge, Diamondback and Mardi Gras. The “Mardi Gras Joint Ventures” shall mean Endymion, Caesar, Proteus and Cleopatra. The “BP Entities” shall mean the BP Parties and the Operating Subsidiaries, collectively. The “Partnership Entities” shall mean the Partnership and the Operating Subsidiaries, collectively. The “Organizational Agreements” shall mean the Partnership Agreement, the GP LLC Agreement, and the limited liability company agreement of each Operating Subsidiary, Mars and each Mardi Gras Joint Venture. The “Organizational Documents” shall mean the Organizational Agreements and the certificates of formation of each of the BP Entities, Mars and each Mardi Gras Joint Venture. The “Operative Agreements” shall mean the Organizational Agreements and the Transaction Documents.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Units that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus referred to in paragraph 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Units that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, together with the information included in Schedule III hereto, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties. BP Holdco and the Partnership Entities, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) Registration Statement. The Partnership has prepared and filed with the SEC the Registration Statement (file number 333-220407) on Form S-1, including a related preliminary prospectus, for the registration of the offering and sale of the Units under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Partnership will file with the SEC a final prospectus relating to the Units in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on any Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package, (ii) each electronic road show, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f) Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication [other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act] and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule IV hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(g) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement, the Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(i) Formation and Qualification. Each of the BP Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite limited partnership, limited liability company or corporate power and authority, as applicable, to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party. Each of the BP Entities has full limited partnership, limited liability company or corporate power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each of the General Partner and Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, partners’ equity, properties, assets, business or prospects of the General Partner and Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(j) Power and Authority of the General Partner. The General Partner has, and on the Closing Date and each settlement date will have, all requisite limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(k) Ownership of BP Holdco. BP Pipelines owns, and immediately after giving effect to the Transactions will own, all of the issued and outstanding membership interests of BP Holdco; the membership interests of BP Holdco have been duly authorized and validly issued in accordance with the limited liability company agreement of BP Holdco (as the same may be amended or restated at or prior to the Closing Date, the “BP Holdco LLC Agreement”), and are fully paid (to the extent required by the BP Holdco LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and BP Pipelines owns such membership interests free and clear of all liens, encumbrances and defects (“Liens”) except as contained in the BP Holdco LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(l) Ownership of General Partner. BP Holdco owns, and immediately after giving effect to the Transactions will own, all of the issued and outstanding membership interests of the General Partner; the membership interests of the General Partner have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and BP Holdco owns such membership interests free and clear of all Liens except as contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Ownership of the General Partner Interest in the Partnership. The General Partner is, and immediately after giving effect to the Transactions will be, the sole general partner of the Partnership with a non-economic general partner interest (“General Partner Interest”) in the Partnership; such General Partner Interest has been, and on the Closing Date and each settlement date, immediately after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens.

(n) Ownership of the Incentive Distribution Rights. On the Closing Date and each settlement date, after giving effect to the Transactions, the General Partner will own 100% of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens.

(o) Ownership of the Sponsor Units. On the Closing Date and each settlement date, after giving effect to the Transactions, BP Holdco will own the Sponsor Units; such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and BP Holdco will own the Sponsor Units free and clear of all Liens.

(p) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein on the Closing Date and each settlement date, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act. Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus, the Units will be the only limited partner interests of the Partnership issued or outstanding on the Closing Date and each settlement date, as applicable.

(q) Ownership of the Operating Subsidiaries, Mars and the Mardi Gras Joint Ventures.

i.	On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own (i) all of the issued and outstanding membership interests in BP2, Diamondback and River Rouge, (ii) a 28.5% membership interest in Mars, and (iii) a 20.0% membership interest in Mardi Gras; such equity interests have been or will be, as applicable, duly authorized and validly issued in accordance with the applicable Organizational Agreements, and have been or will be, as applicable, fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such equity interests free and clear of all Liens except as contained in each of the Operating Subsidiary’s or Mars’ Organizational Documents, as applicable or as described in the Registration Statement, the Disclosure Package and the Prospectus.

ii.	Mardi Gras owns (i) a 65.0% membership interest in Endymion, (ii) a 56.0% membership interest in Caesar, (iii) a 65.0% membership interest in Proteus, and (iv) a 53.0% membership interest in Cleopatra; such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements, and are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and Mardi Gras owns such equity interests free and clear of all Liens except as contained in each of the Mardi Gras Joint Venture’s Organizational Documents, as applicable or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(r) Voting Control. On the Closing Date and each settlement date, after giving effect to the Transactions and except as otherwise provided in Mardi Gras’ Organizational Documents, the Partnership will have a managing member interest in Mardi Gras, which provides it with voting control of Mardi Gras’ 65.0% membership interest in Endymion, 56.0% membership interest in Caesar, 65.0% membership interest in Proteus and 53.0% membership interest in Cleopatra.

(s) No Other Subsidiaries. On the Closing Date and each settlement date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Operating Subsidiaries, Mars and the Mardi Gras Joint Ventures. On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Subsidiaries, Mars and the Mardi Gras Joint Ventures.

(t) Distribution Restrictions. After giving effect to the Transactions, none of the Operating Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to any Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any Partnership Entity any loans or advances to such subsidiary from any Partnership Entity or from transferring any of such subsidiary’s property or assets to any Partnership Entity, except for (A) restrictions on distributions described in the Registration Statement, the Disclosure Package and the Prospectus, (B) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (C) as described in or contemplated by the Credit Agreement.

(u) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and to be contained in the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

(v) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to the applicable Organizational Documents or any other agreement or other instrument to which the General Partner or any such Partnership Entity is a party or by which the General Partner or any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(w) Authority and Authorization. Each of the BP Parties has all requisite limited partnership, limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. As of the Closing Date and on each settlement date, all limited partnership, limited liability company or corporate action, as the case may be, required to be taken by any of the BP Parties or any of their respective unitholders, members or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Transaction Documents and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, shall have been validly taken.

(x) Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the BP Parties.

(y) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Closing Date and on each settlement date:

i.	each of the Transaction Documents will have been duly authorized, executed and delivered by the BP Entities party thereto and will be a valid and legally binding agreement of such BP Entity, enforceable against such BP Entity in accordance with its terms;

ii.	the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and BP Holdco and will be a valid and legally binding agreement of the General Partner and BP Holdco, enforceable against the General Partner and BP Holdco in accordance with its terms;

iii.	the GP LLC Agreement will have been duly authorized, executed and delivered by BP Holdco and will be a valid and legally binding agreement of BP Holdco, enforceable against BP Holdco in accordance with its terms; and

iv.	the limited liability company agreements of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the members thereof and will be valid and legally binding agreements of the members thereof, enforceable against them in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z) Legal Sufficiency of Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey, directly or indirectly, the applicable equity interests in the Operating Subsidiaries and Mars to the Partnership, as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement, the Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Agreement and consummation of the transactions contemplated thereby, the Partnership Entities will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.

(aa) Non-Contravention. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement and the Transaction Documents by the BP Entities that are parties thereto, (C) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents by the BP Entities party thereto or (D) the application by the Partnership of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i) constitutes or will constitute a violation of the Organizational Documents of any of the BP Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the BP Entities under any agreement or other instrument filed as an exhibit to the

Registration Statement, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, federal law or the contract law of the State of New York, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the BP Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents.

(bb) No Consents. No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the BP Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Transaction Documents by the BP Entities party thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents by the BP Entities party thereto or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, except (A) registration of the Units under the Securities Act or the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) under the by-laws and rules and regulations of FINRA, (D) consents that have been obtained and (E) for any such consents the absence or omission of which would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the BP Entities to consummate the Transaction or any other transactions provided for in this Agreement or the Transaction Documents.

(cc) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical financial and operating data included under the caption “Summary—Summary Historical and Unaudited Pro Forma Financial Data” in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Unaudited Pro Forma Financial Data” included in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes (the “Predecessor”)), the Operating Subsidiaries, Mars and the Mardi Gras Joint Ventures, including non-GAAP financial measures contained in the

Registration Statement, the Disclosure Package and the Prospectus, has been derived from the accounting records of the Partnership Entities, Mars and the Mardi Gras Joint Ventures or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus or the Prospectus.

(dd) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ee) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has certified certain financial statements of the Partnership and the Predecessor, whose reports appear in the Registration Statement, the Disclosure Package and the Prospectus and who has delivered the initial letters referred to in Section 6(f) hereof, is an independent public accountant with respect to the Partnership and the Predecessor, as the case may be, as required by the Securities Act and the rules and regulations thereunder.

(ff) Internal Controls. BP Pipelines maintains, and the Partnership Entities will maintain, internal accounting controls sufficient for it and them, respectively, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded by it or them as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. BP Pipelines’ internal controls over financial reporting are, and the Partnership Entities’ internal controls over financial reporting will be, effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in BP Pipelines’ internal controls.

(gg) Disclosure Controls and Procedures. (i) BP Pipelines has established and maintains, and the Partnership Entities will establish and maintain, disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are or will be, as applicable, designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are or will be, as applicable, effective in all material respects to perform the functions for which they were established.

(hh) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, other than those related to the transition from the system of internal controls appropriate for BP Pipelines to those appropriate for the Partnership Entities as dictated by accounting principles generally accepted in the United States.

(ii) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s and its subsidiaries’ financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(jj) Sarbanes-Oxley Act of 2002. There is, and has been, no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange (“NYSE”), in each case that are effective and applicable to the Partnership.

(kk) No Material Changes. Except as described in the Registration Statement and the Disclosure Package, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any distribution or dividend on its equity interests, and (ii) there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, assets, business or prospects of the Partnership Entities taken as a whole.

(ll) Title to Properties. Each of the Partnership Entities has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property owned or leased by them that are material to conduct the respective businesses of the Partnership Entities, in each case free and clear of all Liens, except such Liens as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(mm) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the Closing Date and each settlement date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(oo) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, after giving effect to the Transactions, each of the Partnership Entities will own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses. The BP Parties have not received any notice of any claim of conflict with any such rights of others.

(pp) Legal Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as identified in the Omnibus Agreement, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Partnership’s knowledge, threatened (i) against or affecting the BP Entities or any of their subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, any of the Partnership Entities or any of their subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to any of the Partnership Entities or their subsidiaries, or any of their officers or directors of, or property owned or leased by, the Partnership Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

(qq) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the Preliminary Prospectus, the Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(rr) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities has or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have not been notified that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business.

(ss) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the BP Entities, on the other hand, that is required to be described in the Preliminary Prospectus which is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(tt) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of the BP Entities that are working on behalf of the General Partner or the Partnership Entities pursuant to the Omnibus Agreement exists or, to the knowledge any of the BP Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(uu) No Defaults. None of the Partnership Entities (i) is in violation of its applicable Organizational Document, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Environmental Compliance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as identified in the Omnibus Agreement, (i) each of the Partnership Entities is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) none of the Partnership Entities has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Preliminary Prospectus or as identified in the Omnibus Agreement, (A) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which it is reasonably believed monetary sanctions of $100,000 or more will not be imposed, (B) none of the Partnership Entities is aware of any non-compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ww) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor does the Partnership have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) ERISA. Except, in each case, for any such matter as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance, in all material respects, with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval. None of the Partnership Entities is (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(yy) Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the BP Parties believe to be credible in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(zz) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aaa) Summaries of Law and Documents. The statements set forth in each of the Disclosure Package and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “Our Partnership Agreement” and “Material U.S. Federal Income Tax Consequences”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(bbb) No Brokers. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the BP Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ccc) Private Placement. None of the BP Parties has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

(ddd) Stabilization. None of the BP Entities have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(eee) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the NYSE.

(fff) No Distribution of Offering Materials. None of the BP Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and any other materials permitted by the Securities Act, including Rule 134.

(ggg) Anti-Corruption. None of BP Pipelines, BP Holdco, the General Partner nor the Partnership Entities nor, to the knowledge of each such entity, any director, officer or employee of any such entity, is aware of any action taken, or has taken any action, since January 1, 2012, that could reasonably be expected to result in a violation or a sanction for violation by such entities of any applicable anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act of 1977; and each such entity has policies and procedures in place designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of such applicable laws and regulations.

(hhh) Money Laundering. Since January 1, 2012, the operations of each of the Partnership Entities are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Entities, threatened.

(iii) OFAC. None of BP Pipelines, BP Holdco, the General Partner nor the Partnership Entities nor, to the knowledge of any such entity, any of their directors, officers or employees (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently subject to or the subject of any sanctions administered by the United States (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions that broadly prohibit dealings with that country or territory or (iii) will use the proceeds of this offering, or lend, contribute or otherwise make available the proceeds of this offering to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of such sanctions; and the Partnership Entities have procedures in place designed to ensure that the proceeds of the offering will not directly be lent, contributed or otherwise made available to any person or entity for the purpose of financing the activities of any person or entity currently subject to U.S. sanctions administered by OFAC which prohibit any of the Partnership Entities from lending, contributing or otherwise conducting such activities or making funds available to such person or entity.

(jjj) No Stop Order. The SEC has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose pursuant to Section 8 of the Securities Act has been instituted or threatened by the SEC.

(kkk) Electronic Road Show. The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(lll) FINRA. To the knowledge of the Partnership, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the General Partner or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(mmm) No Rated Debt. The Partnership does not have any outstanding debt securities or preferred stock rated by any “nationally recognized statistical rating organization” (as defined by the SEC in Section 3(a)(62) of the Exchange Act).

Any certificate signed by any officer of the BP Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the BP Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[●] per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per Option Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Houston, Texas time, on [●], 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5. Agreements. Each of the BP Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The BP Parties will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the BP Parties or any affiliate of the BP Parties or any person in privity with the BP Parties or their affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or securities convertible into or exercisable, or exchangeable for, Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”).

(h) Price Manipulation. The BP Parties will not, and will cause the BP Entities to not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested by the Representatives for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to an aggregate amount of $20,000); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

(j) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(k) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) NYSE Listing. The Partnership will use its commercially reasonable efforts to effect and maintain the listing of the Common Units on the NYSE.

(m) Emerging Growth Company. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(n) Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the BP Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the BP Parties made in any certificates pursuant to the provisions hereof, to the performance by the BP Parties of their obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) BP Parties’ Counsel Opinion. The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the BP Parties, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Underwriters, substantially in the form set forth on Exhibit B.

(c) Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. The General Partner shall have furnished to the Representatives a certificate of the General Partner, signed by the principal executive officer and the principal financial or accounting officer of the General Partner, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Partnership in this Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and such settlement date pursuant to Section 3 hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and such settlement date pursuant to Section 3 hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to such officers’ knowledge, threatened.

(e) Comfort Letters. At the Execution Time, the Representatives shall have received from Ernst & Young LLP and PricewaterhouseCoopers LLP letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) with respect to Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) Bring-Down Comfort Letters. With respect to the letters of Ernst & Young LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives at the Execution Time (the “initial letters”), the Partnership shall have furnished to the Representatives letters (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated as of the Closing Date and any settlement date (i) with respect to Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(g) No Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, assets, business or prospects of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) NYSE Listing. The Units shall have been listed and admitted and authorized for trading on the NYSE.

(i) Lock-Up Agreements. At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule V hereto and addressed to the Representatives.

(j) Consummation of Transactions. The Transactions shall have been consummated, or will be consummated upon or substantially concurrently with the issuance of the Units and payment therefore in accordance with the terms of this Agreement, and the Partnership shall have provided evidence reasonably satisfactory to the Underwriters evidencing such consummation, including the satisfaction of any consents, notices or filings required in connection therewith.

(k) Other Certificates. The Representatives shall have received from the BP Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Baker Botts L.L.P., this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the BP Entities, at 1001 Fannin Street, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the BP Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the BP Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The Partnership Entities jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided, further, that to the extent the Partnership Entities fail, refuse or otherwise default, in whole or in part, in respect of any indemnification obligations under this Section 8, BP Holdco agrees to be liable for the indemnification obligations of the Partnership Entities under this Section 8, subject to the limitations described herein, and shall promptly undertake to diligently perform and discharge, or caused to be so undertaken, performed and discharged, such obligations; provided, however, that BP Holdco’s liability under this Section 8 shall not exceed the aggregate net cash proceeds of the Offering received by the Partnership in connection with the Offering. This indemnity agreement will be in addition to any liability which the Partnership Entities or BP Holdco may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Partnership Entity, each of the directors and officers of the General Partner who signs the Registration Statement, and each person who controls the Partnership Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Entities acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Registration Statement, the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b), or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Partnership Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and by the Underwriters on the other from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such non-defaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any non-defaulting Underwriter or the BP Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the SEC or the NYSE or trading in securities generally on the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement, the Disclosure Package or the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the BP Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the BP Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; or, if sent to the BP Parties, will be mailed, delivered or telefaxed to 501 Westlake Park Boulevard, Houston, Texas 77079, [insert facsimile number], Attention: Chief Legal Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15. No Fiduciary Duty. Each of the BP Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the BP Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the BP Parties and (c) the engagement of the Underwriters in connection with the offering and sale of the Units and the process leading up to the offering and sale of the Units is as independent contractors and not in any other capacity. Each of the BP Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the BP Parties, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the BP Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the BP Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the BP Parties and the several Underwriters.

Very truly yours,

BP Pipelines (North America) Inc.

By:
Name:
Title:

BP Midstream Partners Holdings LLC

By:
Name:
Title:

BP Midstream Partners GP LLC

By:
Name:
Title:

BP Midstream Partners LP

By:	BP Midstream Partners GP LLC,
its general partner
By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

For themselves and the other several

Underwriters named in Schedule I

to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC.
MUFG Securities Americas Inc.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
SG Americas Securities, LLC.

Total

I-1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all Free Writing Prospectuses included in the Disclosure Package]

II-1

SCHEDULE III

Orally Conveyed Pricing Information

1.	Public Offering Price

$[●]

2.	Number of Firm Units

[●]

3.	Number of Option Units

[●]

III-1

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

[list all Written Testing-the-Waters Communications]

IV-1

SCHEDULE V

Parties to Lock-Up Agreements

BP Midstream Partners Holdings LLC

Rip Zinsmeister

Craig Coburn

Gerald Maret

Mark Frena

Hans Boas

Brian Smith

J. Doug Sparkman

Clive Christison

Walter Clements

[●]

V-1

Form of Lock-Up Agreement	EXHIBIT A

[letterhead of officer, director or major unitholder of

BP Midstream Partners LP]

BP Midstream Partners LP

Public Offering of Common Units Representing Limited Partner Interests

[insert date], 2017

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), among BP Pipelines (North America) Inc., BP Midstream Partners Holdings LLC, BP Midstream Partners GP LLC (the “General Partner”), BP Midstream Partners LP (the “Partnership”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

The foregoing paragraph shall not apply to (i) Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc. where each recipient of a gift of Common Units agrees in writing to be bound by the same restrictions in place for the undersigned pursuant

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to this letter for the duration that such restrictions remain in effect at the time of transfer; (ii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Securities Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (iii) Common Units purchased by the undersigned on the open market following the Offering; provided, however, that (A) no purchases of Common Units are required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If the undersigned is an officer or director of the Partnership, Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Citigroup Global Markets Inc. will notify the Partnership of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

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EXHIBIT B

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

1. Good Standing and Qualification. Each of the BP Entities (other than BP Pipelines) (the “Delaware BP Entities”) is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization, with the limited partnership or limited liability company power, as the case may be, to own or hold its properties and conduct its business as described the Registration Statement, the Disclosure Package and the Prospectus. Each of the General Partner and the Partnership Entities is duly qualified to transact business as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on an annex to such opinion.

2. Power and Authority of the General Partner of the Partnership. The General Partner has all requisite limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

3. Ownership of General Partner. BP Holdco owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and BP Holdco owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BP Holdco as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

4. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic General Partner Interest in the Partnership; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

5. Ownership of the Incentive Distribution Rights. After giving effect to the Transactions, the General Partner owns 100% of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

6. Ownership of the Sponsor Units. After giving effect to the Transactions, BP Holdco owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and BP Holdco owns such Sponsor Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BP Holdco as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

7. Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership and the limited partner interests represented thereby have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

8. Ownership of the Operating Subsidiaries, Mars and the Mardi Gras Joint Ventures.

(a) After giving effect to the Transactions, the Partnership owns (i) all of the issued and outstanding membership interests in BP2, Diamondback and River Rouge, (ii) a 28.5% membership interest in Mars, and (iii) a 20.0% membership interest in Mardi Gras; such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Partnership owns such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

(b) Mardi Gras owns (i) a 65.0% membership interest in Endymion, (ii) a 56.0% membership interest in Caesar, (iii) a 65.0% membership interest in Proteus, and (iv) a 53.0% membership interest in Cleopatra; such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and Mardi Gras owns such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Mardi Gras as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

9. Capitalization. After giving effect to the Transactions contemplated by the Underwriting Agreement, the issued and outstanding limited partner interests of the Partnership consist of [●] Common Units, [●] Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding.

10. No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the BP Entities; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the Organizational Documents of any of the BP Entities or any other agreement or instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

11. Authority and Authorization. Each of the Delaware BP Entities has all requisite limited partnership or limited liability company power and authority to execute and deliver each of the Underwriting Agreement and the Transaction Documents to which such Delaware BP Entity is a party, as applicable, and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus, and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All limited partnership or limited liability company action, as the case may be, required to be taken by the Delaware BP Entities or any of their unitholders or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Delaware BP Entities of the Transaction Documents to which they are a party and the consummation of the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents has been validly taken.

12. Authorization of the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Delaware BP Parties.

13. Enforceability of the Operative Agreements. The Operative Agreements have been duly authorized, executed and delivered by each of the Delaware BP Entities that are parties thereto, and the Operative Agreements, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Delaware BP Entities that are parties thereto, enforceable against such Delaware BP Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

14. Non-contravention. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the BP Entities that are parties thereto, (C) the consummation of the

Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the BP Entities party thereto or (D) the application by the Partnership of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware BP Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the BP Entities under any agreement or other instrument filed as an exhibit to the Registration Statement, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, federal law or the contract law of the State of New York, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the BP Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents; provided, however, that such counsel need express no opinion in this paragraph 15 with respect to federal or state securities laws and other anti-fraud laws.

15. No Consents. No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the BP Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the BP Entities party thereto, (iii) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the BP Entities party thereto or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, other than (a) registration of the Units under the Securities Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the BP Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

16. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, was filed with the SEC pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examinations for that purpose have been instituted or threatened by the SEC.

17. Description of Common Units. The descriptions of the Common Units included in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—General,” “How We Make Distributions to Our Partners,” “Description of the Common Units,” and “Our Partnership Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Common Units, are accurate in all material respects.

18. Descriptions and Summaries. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “Our Partnership Agreement,” “Material U.S. Federal Income Tax Consequences,” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of certain provisions of documents, federal laws of the United States, the Delaware LP Act or the Delaware LLC Act, are accurate in all material respects.

19. Tax Matters. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

20. Investment Company Act. The Partnership is not now, nor immediately following the sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

21. Sufficiency of Contribution Agreement. The Contribution Agreement is in a form legally sufficient as between the parties thereto to transfer or convey the applicable equity interests in the Operating Subsidiaries and Mars from BP Pipelines to the Partnership, as described in the Contribution Agreement, subject to the conditions, reservations, encumbrances and limitations described therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the BP Entities, Mars and the Mardi Gras Joint Ventures and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the contract law of the State of New York, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the BP

Entities, Mars or any of the Mardi Gras Joint Ventures may be subject; and (vi) with respect to the opinions expressed in paragraphs 3, 4, 5, 6 and 8 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Business, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable BP Entity as debtor.

In addition, such counsel shall make statements to the following effect:

Such counsel has reviewed the Registration Statement, the Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the BP Entities, with representatives of the Partnership’s independent registered public accounting firms, and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package and the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraphs 17, 18 and 19 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:

(a) the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and the Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder; and

(b) nothing came to such counsel’s attention that caused such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not express any belief with respect to (i) the financial statements and schedules or other financial or accounting information contained or included therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.